Exhibit 99.3

For Immediate Release
Contacts:

Peerless Systems Corporation:	Investor Contact:	Media Contact:

John Rigali	Geoff High	Kathleen Buczko
Chief Financial Officer	Pfeiffer High Investor Relations, Inc.	NMC Partners
(310) 297-3172	(303) 393-7044	(562) 366-1552
Peerless Systems Announces Resignation of Director Thomas G. Rotherham
EL SEGUNDO, Calif., December 29, 2006 – Peerless Systems Corporation (Nasdaq: PRLS), a provider of advanced imaging and networking technologies and components to the digital document market, today announced the resignation of Thomas G. Rotherham as a member of the company’s Board of Directors, and the chair of its Audit Committee, effective December 31, 2006. The Nominating and Corporate Governance Committee of the Board of Directors is in the process of identifying, interviewing and evaluating appropriate candidates for appointment to the Board of Directors and the Audit Committee to fill the vacancy resulting from Mr. Rotherham’s resignation.
“I’ve enjoyed my tenure on Peerless’ Board and I am happy to have made a contribution,” said Mr. Rotherham. “I am stepping down from the Board because the current rules of the accounting firm at which I am a partner prohibit members from being directors of public companies.”
“Tom has been a committed and influential member of the Board and we appreciate the many contributions he made to the company during his tenure as a director,” said Richard L. Roll, president and chief executive officer, Peerless Systems. “We are now working to find a qualified, independent candidate to fill the vacancy, and we hope to appoint an independent director prior to our next annual meeting of stockholders in June.”
As a result of Mr. Rotherham’s resignation and upon its effectiveness, the company will no longer be in compliance with Nasdaq Rule 4350(d)(2)(A), which requires listed companies to have an audit committee consisting of at least three independent members.
The company has notified Nasdaq that, upon the effectiveness of Mr. Rotherham’s resignation, Peerless will no longer be in compliance with Rule 4350(d)(2)A. On December 27, 2006, the company received a letter from Nasdaq confirming that (i) the Company would not be in compliance with Nasdaq’s audit committee composition requirement under Rule 4350(d)(2)(A), and (ii) Nasdaq will provide the company a cure period in order to regain compliance as follows: until the earlier of the company’s next annual meeting of stockholders or December 27, 2007; or, if the next annual meeting of stockholders is held before June 25, 2007, then the company must evidence compliance no later than June 25, 2007.
The company’s next annual meeting of stockholders is currently scheduled for June 28, 2007. If the annual meeting is held on that date, the company must have appointed at least one additional independent director to the Board of Directors and the Audit Committee to fill the vacancy caused by Mr. Rotherham’s resignation by the date of such meeting or face possible delisting from Nasdaq.
The Board of Directors intends to appoint one or more independent directors to the Board of Directors and the Audit Committee before the end of this cure period.
About Peerless Systems Corporation
Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ website at www.peerless.com.
Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995
          Except for historical and factual information, the matters set forth herein (including statements as to the expected appointment of one or more additional independent directors, the date of the 2007 annual meeting of stockholders, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions) are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: the possibility that the Company will not be able to add an independent director to its Board of Directors and Audit Committee so as to regain compliance with Nasdaq’s listing requirements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.